UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 27, 2021

SYNERGY EMPIRE LIMITED

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-235700	38-4096727
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.19 Jalan 12/118B, Desa Tun Razak, 56100, Kuala Lumpur, Malaysia.

(Address of principal executive offices)

+(60)3 - 9171 2828

Registrant’s telephone number, including area code

Not Applicable

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On September 27, 2021, the board of directors of Synergy Empire Limited (the “Company”) adopted a resolution approving the amendment to Company’s Articles of Incorporation to decrease the Company’s authorized common stock, par value $0.0001 per share, from 450,000,000 shares to 5,000,000 shares, and the Company’s authorized preferred stock, par value $0.0001 per share, from 50,000,000 shares to 500,000 shares (the “Authorized Capital Reduction”). The Company obtained the written consent of its majority stockholder holding greater than 50% of the voting securities of the Company as of September 27, 2021, approving the Authorized Capital Reduction.

On September 27, 2021, a Certificate of Change to the Company’s Articles of Incorporation was filed with the Nevada Secretary of State effectuating the Authorized Capital Reduction.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit No.	Description
3.1	Certificate of Change Pursuant to NRS 78.209, decrease the Company’s authorized common stock, par value $0.0001 per share, from 450,000,000 shares to 5,000,000 shares, and the Company’s authorized preferred stock, par value $0.0001 per share, from 50,000,000 shares to 500,000 shares
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNERGY EMPIRE LIMITED
(Name of Registrant)

Date: September 27, 2021

	By:	/s/ Law Jia Ming
	Name:	Law Jia Ming
	Title:	Chief Executive Officer, Chief Financial Officer

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